Exhibit 10.5

AVANEX CORPORATION

1999 DIRECTOR OPTION PLAN

(as amended and restated effective November 3, 2006*)

1. Purposes of the Plan. The purposes of this 1999 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options. Restricted Stock Units may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock Units.

(b) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(c) “Awarded Stock” means the Common Stock subject to an Award.

(d) “Beneficial Owner” shall mean a “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 1% or more of the total voting power represented by the Company’s outstanding voting securities on the date of any grant hereunder.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company. Notwithstanding the foregoing, in no event shall the initial public offering of the Company’s securities pursuant to a registration statement filed under Section 12 of the Exchange Act constitute a Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company or, in the case of certain Restricted Stock Units, the cash equivalent thereof.

(i) “Company” means Avanex Corporation, a Delaware corporation.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(o) “Inside Director” means a Director who is an Employee.

(p) “Option” means a stock option granted pursuant to the Plan.

(q) “Optionee” means a Director who holds an Option.

*	Following the close of market on August 12, 2008, Avanex Corporation effected a fifteen-for-one reverse stock split of its common stock. Accordingly, each fifteen shares of issued and outstanding Avanex common stock and equivalents as of the close of market on August 12, 2008 was converted into one share of common stock, and the reverse stock split was reflected in the trading price of Avanex’s common stock at the opening of market on August 13, 2008. All share amounts and per share prices appearing in this 1999 Director Option Plan reflect the reverse stock split.

(r) “Outside Director” means a Director who is not an Employee and who is not the Beneficial Owner.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means a Director who holds of an outstanding Award granted under the Plan.

(u) “Plan” means this 1999 Director Option Plan, as it may be amended from time to time.

(v) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to the Plan Each (and therefore shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award). Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 20,000 Shares (the “Pool”), plus an annual increase to be added on the first day of the Company’s fiscal year beginning on January 1, 2001, equal to the lesser of (i) 10,000 shares, (ii)  1/4 of 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock Units, is forfeited back to or repurchased by the Company, the unpurchased, forfeited or repurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Awards under the Plan.

(a) Procedure for Grants. All grants of Awards to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards.

(ii) Each Outside Director shall be automatically granted an Option to purchase 5,333 Shares (the “First Option”) on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director or Beneficial Owner who ceases to be an Inside Director or Beneficial Owner but who remains a Director shall not receive a First Option.

(iii) Each Outside Director shall be automatically granted an Option to purchase 1,333 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholder’s meeting each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v) The terms of a First Option granted hereunder shall be as follows:

(1) the term of the First Option shall be ten (10) years.

(2) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(4) subject to Section 10 hereof, the First Option shall vest and become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vi) The terms of a Subsequent Option granted hereunder shall be as follows:

(1) the term of the Subsequent Option shall be ten (10) years.

(2) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(4) subject to Section 10 hereof, the Subsequent Option shall vest and become exercisable as to one-hundred percent (100%) of the Shares subject to the Subsequent Option on the one-year anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such date.

(vii) Each Outside Director shall be automatically granted 666 Restricted Stock Units (a “Restricted Stock Unit Grant”) on the date of the Company’s annual stockholder’s meeting each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(viii) The terms of a Restricted Stock Unit Grant granted hereunder shall be as follows:

(1) Subject to Section 10 hereof, the Restricted Stock Unit Grant shall vest as to one-hundred percent (100%) of the Shares subject to the Restricted Stock Unit Grant on the one-year anniversary of its date of grant, provided that the Participant continues to serve as a Director on such date.

(2) Upon vesting, the Shares subject to the vested portion of the Restricted Stock Unit Grant shall be deemed earned and the Participant shall be entitled to receive a payout as specified in the Award Agreement. Earned Restricted Stock Units shall be paid in Shares.

(3) Payment of earned Restricted Stock Units shall be made as soon as practicable after vesting.

(4) Subject to Section 10 hereof, in the event a Participant’s status as a Director terminates for any reason, all unearned Restricted Stock Units shall be forfeited to the Company.

(ix) In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased under Options or issued pursuant to Restricted Stock Units to exceed the Pool, then the remaining Shares available for Award grant shall be granted under Awards to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration, forfeiture or repurchase of Awards previously granted hereunder.

5. Eligibility. Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination (unless otherwise provided in the Optionee’s option agreement), and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Awards. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per Share covered by each such outstanding Award, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Option or equivalent option shall continue to be exercisable and the Restricted Stock Unit or an equivalent award shall continue to vest, as provided in Section 4 hereof for so long as the Participant serves as a Director or a director of the Successor Corporation. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above, and the Restricted Stock Unit shall terminate in accordance with Section 4. If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested and, in the case of an Option, exercisable, including as to Shares for which it would not otherwise be vested or exercisable. In such event the Board shall notify the Participant that (i) the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate, and (ii) the Restricted Stock Unit shall be paid out immediately prior to the merger or sale of all or substantially all of the assets.

For the purposes of this Section 10(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding the foregoing, in the event of a Change of Control, (i) each outstanding Option shall accelerate and become fully vested and exercisable immediately prior to such Change of Control with respect to one hundred percent (100%) of the Shares then subject to each outstanding Option, and (ii) each outstanding Restricted Stock Unit Grant shall accelerate and become fully vested and earned immediately prior to such Change of Control with respect to one hundred percent (100%) of the Shares then subject to each outstanding Restricted Stock Unit Grant.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or the vesting of Restricted Stock Units unless the exercise or vesting, as applicable, of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award or receiving Shares subject to a Restricted Stock Unit Grant to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Award Agreement. Awards shall be evidenced by written Award Agreements in such form as the Board shall approve.

16. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.